                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 DEB SHOPS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)     Title of each class of securities to which transaction applies:
       ____________________________________________________________

2)     Aggregate number of securities to which transaction applies:
       ____________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ____________________________________________________________

4)     Proposed maximum aggregate value of transaction:
       ____________________________________________________________

5)     Total fee paid:
       ____________________________________________________________

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)     Amount previously paid:
       ____________________________________________________________

2)     Form, Schedule or Registration Statement no.:
       ____________________________________________________________

3)     Filing Party:
       ____________________________________________________________

4)     Date Filed:
       ____________________________________________________________

                                 DEB SHOPS INC.


                  9401 BLUE GRASS ROAD, PHILADELPHIA, PA 19114
                                 (215) 676-6000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON
                            WEDNESDAY, MAY 11, 2005
                                 AT 10:00 A.M.

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DEB SHOPS, INC., a Pennsylvania corporation (the "Company"), will be held on Wednesday, May 11, 2005 at 10:00 a.m. at the offices of the Company, 9401 Blue Grass
Road, Philadelphia, Pennsylvania (the "Annual Meeting"). The purposes of the meeting are to:

          1. Elect seven directors to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

          2. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   Information concerning such matters is set forth in the following Proxy Statement.

   March 31, 2005 is the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

   The accompanying form of Proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the Annual Meeting in person, please complete, date, sign and return the enclosed Proxy.


               By Order of the Board of Directors of the Company




WARREN WEINER, Secretary                              MARVIN ROUNICK, President



Dated: April 25, 2005

                                 DEB SHOPS INC.


                  9401 BLUE GRASS ROAD, PHILADELPHIA, PA 19114

                              --------------------

                                PROXY STATEMENT

                              --------------------

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  MAY 11, 2005

                              --------------------

   This Proxy Statement is submitted with the attached Notice (the "Notice") of Annual Meeting of Shareholders of DEB SHOPS, INC. (the "Company") to be held on Wednesday, May 11, 2005 at 10:00 a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The form of Proxy is enclosed. This Proxy Statement is first being sent or given to shareholders of the Company on or about April 25, 2005.

   The Board of Directors of the Company does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice and does not know of anyone else who intends to do so. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed Proxy, or their duly constituted substitutes, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

                             REVOCABILITY OF PROXY

   A Proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                        PERSONS MAKING THE SOLICITATION

   The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or of its subsidiaries, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of the Company's common stock, $0.01 par value per share ("Common Stock"), held by them, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The holders of record of the Common Stock of the Company at the close of business on March 31, 2005 (the "Record Date") will be entitled to notice of and to vote on all matters presented for vote at the Annual Meeting. At the close of business on March 31, 2005, the total number of outstanding shares of Common Stock was 13,762,011. Each share of Common Stock will be entitled to one vote on all business to come before the Annual Meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of March 31, 2005, regarding the shares of each class of equity securities of the Company owned by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director, (iii) the Chief Executive Officer, each of the four other most highly compensated executive officers of the Company during the last fiscal year whose salary and bonus exceeded $100,000 and who were serving as executive officers at the end of the last completed fiscal year, (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.


                                  AMOUNT AND
                                   NATURE OF
NAME AND ADDRESS OF               BENEFICIAL                                             PERCENT
BENEFICIAL OWNER(1)                OWNERSHIP                  TITLE OF CLASS            OF CLASS
-------------------                ---------                  --------------            --------
Marvin Rounick(2)                  4,058,756(3)(12)         Common Stock                  29.5%
9401 Blue Grass Road                     230                Non-Voting Series A           50.0%
Philadelphia, PA 19114                                      Preferred Stock

Judy Rounick                         693,736(4)             Common Stock                  5.0%
9401 Blue Grass Road
Philadelphia, PA 19114

Warren Weiner                      2,925,764(5)(12)         Common Stock                  21.3%
9401 Blue Grass Road                     230                Non-Voting Series A           50.0%
Philadelphia, PA 19114                                      Preferred Stock

Penny Weiner                       1,516,238(6)             Common Stock                  11.0%
9401 Blue Grass Road
Philadelphia, PA 19114

Barry H. Frank                     1,643,982(7)(12)         Common Stock                  12.0%
1735 Market Street
Philadelphia, PA 19103-7598

Robert Shein                       1,629,732(7)(8)          Common Stock                  11.8%
896 Roscommon Road
Bryn Mawr, PA 19010

Jack A. Rounick(2)                   957,334(9)(12)         Common Stock                  7.0%
3 Penn Court
325 Swede Street
Norristown, PA 19404

Stuart H. Savett                     751,000(10)            Common Stock                  5.5%
404 Spring Garden Lane
West Conshohocken, PA 19428

Royce & Associates, LLC            1,176,334(11)            Common Stock                  8.6%
1414 Avenue of the Americas
New York, NY 10019

Barry H. Feinberg                     15,000(12)            Common Stock              Less than 1%

Ivan Inerfeld                         15,000(12)            Common Stock              Less than 1%

Ned J. Kaplin                          6,500(12)            Common Stock              Less than 1%

Allan Laufgraben                     250,000(12)            Common Stock                  1.8%

Stanley A. Uhr                        45,120(12)            Common Stock              Less than 1%

Barry J. Susson                       10,000(12)            Common Stock              Less than 1%

All Directors and                  9,976,656(12)(13)        Common Stock                  68.7%
Executive Officers as                    460                Non-Voting Series A          100.0%
a Group (12 persons)                                        Preferred Stock

---------------
(1) Addresses are included for beneficial owners of more than 5% of the Common Stock of the Company.

(2)       Marvin Rounick and Jack A. Rounick are brothers.

(3) Marvin Rounick has sole voting and dispositive power with respect to 3,140,020 shares of Common Stock (22.8% of the class), and shared voting and dispositive power with Judy Rounick, his wife, with respect to the remaining 693,736 shares of Common Stock (5.0% of the class). See note (4) below. The foregoing table does not include 750,000 shares of Common Stock (5.5% of the class) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power. See notes (9) and (10) below.

(4) Judy Rounick has shared voting and dispositive power with Marvin Rounick, her husband, with respect to these shares. See note (3) above.

(5) Warren Weiner has sole voting and dispositive power with respect to 1,147,766 shares of Common Stock (8.3% of the class) and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,516,238 shares of Common Stock (11.1% of the class). See note (6) below. The table also includes 25,000 shares of Common Stock held by trusts for the benefit of Mr. Weiner's nephew and nieces, as to which Mr. Weiner has sole voting and dispositive power as trustee, and 500 shares of Common Stock held by a trust for the benefit of Mr. Weiner's grandchildren, as to which Mr. Weiner has voting and dispositive power as trustee. The foregoing table does not include 605,504 shares of Common Stock (4.4% of the class) held by a trust of which Mr. Weiner is the sole beneficiary, or 1,023,478 shares of Common Stock (7.4% of the class) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power. See note (7) below. The table includes 11,260 shares of Common Stock to which Mr. Weiner may become entitled under the Company's 401(k) Plan.

(6) Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (5) above.

(7) Includes 1,628,982 (11.8% of the class) shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner, of which Messrs. Frank and Shein share voting and dispositive power as co-trustees. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

(8) Includes 750 shares held by a child of Mr. Shein as to which he disclaims beneficial ownership.

(9) Jack A. Rounick has sole voting and dispositive power with respect to 35,434 shares of Common Stock. Mr. Rounick also has shared voting and dispositive power, with Noreen Rounick, his wife, with respect to 156,900 shares of Common Stock (1.1% of the class). The table also includes 750,000 shares of Common Stock (5.5% of the class) held by a trust for the benefit of Marvin Rounick, in which Jack Rounick shares voting and dispositive power as a co-trustee with Stuart Savett; Mr. Rounick disclaims beneficial ownership of these shares.

(10) Includes 750,000 shares of Common Stock (5.5% of the class) held by a trust for the benefit of Marvin Rounick, in which Mr. Savett shares voting and dispositive power as a co-trustee with Jack A. Rounick; Mr. Savett disclaims beneficial ownership of such shares.

(11) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 25, 2005.

(12) Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore, includes shares of Common Stock covered by options granted to officers and directors pursuant to the Deb Shops, Inc. Incentive Stock Option Plan, as Amended and Restated Effective January 1, 2002 (the "Stock Option Plan") which are currently exercisable or are exercisable within 60 days of March 31, 2005 as follows: Mr. M. Rounick - 225,000, Mr. Weiner - 225,000, Mr. Frank - 15,000, Mr. J. Rounick - 15,000, Mr. Feinberg - 15,000, Mr. Inerfeld
          - 15,000, Mr. Kaplin - 5,000, Mr. Laufgraben - 150,000, Mr. Uhr -
          45,000 and Mr. Susson - 10,000; all directors and executive officers as a group (13 persons) - 759,000.

(13)      See prior footnotes.

                             ELECTION OF DIRECTORS


   Seven directors will be elected to hold office subject to the provisions of the Company's By-Laws until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

   The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director of the Company. All nominees are currently directors standing for re-election.

                                                                                              DIRECTOR
NAME                                 AGE              POSITION WITH THE COMPANY                SINCE
----                                 ---              -------------------------                -----
Marvin Rounick...................    64    Director, President and Chief Executive Officer      1973

                                           Director, Executive Vice President, Secretary
Warren Weiner....................    61      and Treasurer                                      1973

Jack A. Rounick..................    69    Director, Assistant Secretary                        1973

Barry H. Feinberg................    59    Director                                             1989

Barry H. Frank...................    66    Director                                             1989

Ivan Inerfeld....................    64    Director                                             2000

Ned J. Kaplin....................    57    Director                                             2004

   Marvin Rounick and Jack A. Rounick are brothers.

   A plurality of the votes cast by all shareholders entitled to vote with respect to the election of directors at the Annual Meeting is required for the election of directors. Shareholders may vote "FOR" or "AUTHORITY WITHHELD" with respect to the election of the entire slate of directors by marking the proper box on the enclosed form of Proxy, or may vote "AUTHORITY WITHHELD" with respect to any one or more nominees by marking the proper box and writing out the names of such nominees on the Proxy, as instructed therein. Abstentions and broker non-votes will have the same effect as votes of "AUTHORITY WITHHELD" in the case of the election of directors. Upon the execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted "FOR" the above nominees in the election of directors.

PRINCIPAL OCCUPATIONS OF THE NOMINEES TO BE DIRECTORS

   Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer.

   Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January 1982 as Executive Vice President, Secretary and Treasurer.

   Jack A. Rounick is an Assistant Secretary of the Company. Since November 1997, he has been counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, which provides legal services to the Company.

   Barry H. Feinberg has been, since February 1, 2002, President and Chief Executive Officer of Consolidated Vision Group, Inc., Pennsauken, New Jersey, a retailer of optical products, and since January 1992, President of The Feinberg Group or its predecessor firms, Philadelphia, Pennsylvania, a private equity investment company. Since 1991, Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania.

   Barry H. Frank is a partner in the law firm of Pelino & Lentz, P.C., which provided legal services to the Company in the past but provided no legal services to the Company during the fiscal year ended January 31, 2005. From 1987 until 2000, he was a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania, which merged in 2000 with the law firm of Schnader Harrison Segal & Lewis LLP,

Philadelphia, Pennsylvania ("Schnader Harrison"). From the merger until February 2003, Mr. Frank was a partner in Schnader Harrison, which provided legal services to the Company in the past but provided no legal services to the Company during the fiscal year ended January 31, 2005.

   Ivan Inerfeld has been, since June 1999, the Chairman of Interactive Enterprise Limited, Dublin, Ireland and Bryn Mawr, Pennsylvania, a broadband infrastructure company, as well as a self-employed consultant and private investor. From October 1997 to May 1999, Mr. Inerfeld was Managing Director of Cross Atlantic Technology Fund, Radnor, Pennsylvania, a venture capital group.

   Ned J. Kaplin has been, since January 1999, a partner and Secretary/ Treasurer of Briara Trading Company, West Conshohocken, Pennsylvania, a wholesale apparel company.

                       MANAGEMENT RECOMMENDS VOTING "FOR"
                        THE ABOVE NOMINEES FOR DIRECTOR.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board held one meeting during the fiscal year ended January 31, 2005 and acted by written consent nine times during the year. The Board has established an Audit Committee, a Stock Option Committee, a Compensation Committee, a Nominating Committee and a 401(k) Plan Committee. Each director attended all meetings of the Board and of the Committees on which he served held during the periods that he so served.

   The Audit Committee consists of Barry H. Feinberg, Barry H. Frank and Ivan Inerfeld. The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the integrity and audits of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance of the Company's systems of internal accounting and financial controls, and the qualifications and independence of the Company's independent auditors. The Audit Committee held ten meetings and acted by written consent one time during the last fiscal year.

   The Stock Option Committee, consisting of Marvin Rounick, Warren Weiner and Jack A. Rounick, is responsible for grants of options under the Stock Option Plan to employees other than persons who are "covered employees," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Covered Employees"), or "officers," as that term is defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 ("Executive Officers"). The Stock Option Committee held no meetings during the last fiscal year.

   The Compensation Committee consists of Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. The function of the Compensation Committee is to determine the appropriate levels of compensation for the President, the Executive Vice President and all other Executive Officers of the Company. The Compensation Committee has been and will continue to be responsible for grants of options under the Stock Option Plan to Covered Employees, and will be responsible for grants of options under the Stock Option Plan to the Executive Officers (to the extent any such persons are not Covered Employees). The Company's Covered Employees for the last fiscal year were Marvin Rounick, Warren Weiner, Allan Laufgraben, Barry J. Susson and Stanley A. Uhr. The Compensation Committee held one meeting during the last fiscal year.

   The Nominating Committee consists of Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. The principal purpose of the Nominating Committee is to identify individuals qualified to become members of the Board of Directors and recommend that the Board select the director nominees for the next annual meeting of shareholders. The Nominating Committee held one meeting during the last fiscal year.

   The 401(k) Plan Committee, consisting of Marvin Rounick, Warren Weiner and Stanley A. Uhr, administers the Company's 401(k) Plan. The 401(k) Plan Committee held one meeting and acted by written consent one time during the last fiscal year.

COMPENSATION OF DIRECTORS

   Directors of the Company, other than directors who are also employees of the Company, receive $1,000 for each meeting of the Board of Directors and Committees of the Board attended, plus expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee consists of Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin.

   No member of the Compensation Committee is, or formerly was, an officer or an employee of the Company or any of its subsidiaries, and no member has any interlocking or insider relationships with the Company which are required to be reported under applicable rules and regulations of the Securities and Exchange Commission ("SEC" or the "Commission").

                              CORPORATE GOVERNANCE

   The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq has adopted changes to its corporate governance and listing requirements.

DIRECTOR INDEPENDENCE

   The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with the rules of Nasdaq, are comprised, in part, of those objective standards set forth in the Nasdaq rules, which generally provide that no director or nominee for director qualifies as "independent" unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company; (ii) a director or nominee for director who accepts, or has a family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (1) compensation for Board or Board committee service, (2) payments arising solely from investments in the Company's securities, (3) compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation) and (5) loans permitted under Section 13(k) of the Securities Exchange Act of 1934; (iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company's securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serve on the compensation committee of such other entity; and (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company's independent auditors, or was a partner or employee of the Company's independent auditors, and worked on the Company's audit at any time during the past three years.

   The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an "independent" director of the Company: Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. As part of the Board's process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director

INDEPENDENT DIRECTORS

     o A majority of the members of the Company's Board of Directors have been determined to meet Nasdaq's standards for independence. See "Director Independence" above.

     o As of the date of the Annual Meeting, the Company's independent directors will have met in executive session at least twice during the past year and the Company expects that the independent directors will continue to meet two times each year, as contemplated by applicable Nasdaq rules and interpretive guidance. Barry H. Frank will serve as Chairman at the meetings of the independent directors.

AUDIT COMMITTEE

     o All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by Nasdaq and applicable SEC rules. See "Director Independence" above.

     o The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and (iii) Ivan Inerfeld has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an "audit committee financial expert" within the meaning of applicable SEC rules.

     o The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge on the Company's web site, www.debshops.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Counsel.

     o BDO Seidman, LLP, the Company's independent auditors, report directly to the Audit Committee.

     o The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

     o The Audit Committee has adopted a policy to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

     o The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE

     o All members of the Compensation Committee have been determined to meet Nasdaq's standards for independence. See "Director Independence" above. Further, each member is a "non-employee director" as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and an "outside director" as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended.

NOMINATING COMMITTEE

     o All members of the Nominating Committee have been determined to meet Nasdaq's standards for independence. See "Director Independence" above.

     o The Nominating Committee operates under a formal charter that governs its duties and standards of performance. Copies of the charter can be obtained free of charge on the Company's web site, www.debshops.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Counsel.

     o The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Pursuant to those procedures, once the Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by shareholders.

CODES OF BUSINESS CONDUCT & ETHICS

     o The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a "code of ethics" under applicable SEC rules. All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge on the Company's web site, www.debshops.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Counsel.

DIRECTORS' ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

   It has been and is the policy of the Company's Board of Directors to expect that all directors attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All members of the Board of Directors attended the Company's Annual Meeting of Shareholders for its fiscal year ended January 31, 2004.

COMMUNICATION WITH THE BOARD OF DIRECTORS

   A shareholder who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board will be relayed to the intended Board member(s).

                    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                              SHAREHOLDER RETURNS


   The following graph compares the cumulative total shareholder return for the last five fiscal years for the Company's Common Stock to the cumulative total returns of (i) The Nasdaq Stock Market (US Companies) and (ii) the Dow Jones Retailers -- Specialty-Apparel Index.

                            [GRAPHIC OMITTED: Chart]

----------------------------------------------------------------------------------------------------------------------------------
                                     LEGEND

                                                                                         FISCAL YEAR ENDED
                                                                 -----------------------------------------------------------------
 SYMBOL         INDEX DESCRIPTION                                01/31/00   01/31/01    01/31/02   01/31/03    01/31/04   01/31/05
 ------         -----------------                                --------   --------    --------   --------    --------   --------
 [GRAPHIC
  OMITTED]      DEB SHOPS, INC.                                    100         105        178         136        144         198
 [GRAPHIC
  OMITTED]      Nasdaq Stock Market (US Companies)                 100          83         47          29         47          47
 [GRAPHIC
  OMITTED]      Dow Jones Retailers - Specialty Apparel Index      100         117        100          86        115         142

 NOTES
 A. The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.
 B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
 C. If the fiscal year does not end on a trading day, the preceding trading day is used.
 D. The index level for all series was set to 100.0 on 01/31/00.
----------------------------------------------------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION


   The following information is furnished forthe fiscal years ended January 31, 2005, 2004 and 2003, with respect to the Company's Named Executive Officers. The Summary Compensation Table includes amounts deferred at the officer's election.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM COMPENSATION
                                                                                  ----------------------------------
                                                 ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                                         -------------------------------------    -----------------------    -------
                                                                                                NUMBER OF
                               FISCAL                                OTHER                       SHARES
                                YEAR                                 ANNUAL      RESTRICTED    UNDERLYING
     NAME AND                   ENDED                             COMPENSATION      STOCK       OPTIONS/      LTIP       ALL OTHER
PRINCIPAL POSITION              1/31       SALARY       BONUS         (1)         AWARD(S)        SARS       PAYOUTS   COMPENSATION
------------------             ------    --------     --------    ------------   ----------    ----------    -------   ------------
Marvin Rounick                  2005     $406,220         -            -              -             -           -            -
 President and                  2004     $405,012         -            -              -             -           -            -
 Chief Executive                2003     $406,358         -            -              -             -           -            -
 Officer

Warren Weiner                   2005     $300,595         -            -              -             -           -         $2,026(2)
 Executive Vice                 2004     $297,600         -            -              -             -           -         $1,212(2)
 President,                     2003     $298,610         -            -              -             -           -         $2,070(2)
 Secretary, and
 Treasurer

Allan Laufgraben                2005     $413,225         -            -              -             -           -         $1,977(2)
 Senior Vice-                   2004     $400,050         -            -              -             -           -         $2,000(2)
 President,                     2003     $381,428     $221,524         -              -             -           -         $2,443(2)
 Merchandising

Stanley A. Uhr                  2005     $156,961         -            -              -             -           -         $1,553(2)
 Vice-President,                2004     $150,800         -            -              -             -           -         $1,508(2)
 Real Estate and                2003     $149,740         -            -              -             -           -         $1,424(2)
 Corporate Counsel

Barry J. Susson                 2005     $170,568         -            -              -             -           -         $1,275(2)
 Chief Financial                2004     $161,874(3)      -            -              -             -           -            -
 Officer and
 Assistant
 Secretary

---------------

(1) The Named Executive Officers received various personal benefits, the total value of which did not exceed for any fiscal year as to any such person the lesser of $50,000 or 10% of his annual salary and bonus.

(2) Consists of Company contributions to the Company's 401(k) Plan for the account of the named executive subject to vesting by lapse of time.

(3)  Mr. Susson joined the Company in February 2003.

GRANT OF STOCK OPTIONS

   The Company granted no stock options to its Named Executive Officers during the fiscal year ended January 31, 2005.

EXERCISE OF STOCK OPTIONS

   The following table sets forth information regarding the exercise of stock options by each of the Named Executive Officers of the Company during the fiscal year ended January 31, 2005, as well as the value of any unexercised options:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                           TOTAL NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                 SHARES                  OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END (1)
                                                ACQUIRED      VALUE      ---------------------------    ---------------------------
  NAME                                        ON EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
  ----                                        -----------    --------   -----------    -------------    -----------   -------------
Marvin Rounick                                     -            -         150,000          75,000        $565,500        $282,750
Warren Weiner                                      -            -         150,000          75,000        $547,145        $273,572
Allan Laufgraben                                   -            -         150,000         100,000        $565,500        $377,000
Stanley A. Uhr                                     -            -          30,000          15,000        $113,100        $ 56,550
Barry J. Susson                                    -            -          10,000          20,000        $ 37,700        $ 75,400

---------------

(1) Options are in-the-money at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The closing price of the Company's Common Stock on the Nasdaq National Market on January 31, 2005 was $27.52.

EMPLOYMENT CONTRACTS

   Allan Laufgraben has a written agreement with the Company which provides that Mr. Laufgraben will serve as the Company's Senior Vice President-Merchandising, will be paid a base salary of $450,000 per year with respect to fiscal years ending January 31, 2006 and 2007, and, subject to certain limitations, will be entitled to receive a bonus with respect to all fiscal years equal to four percent of the increase in earnings before interest and taxes on a consolidated basis of the Company's apparel business (excluding Tops 'N Bottoms) for such fiscal year over the corresponding amount for the preceding fiscal year. In 2002, Mr. Laufgraben was also awarded the option to purchase up to 250,000 shares of the Common Stock of the Company pursuant to the agreement. Currently, the option to purchase up to 150,000 shares has vested, with the remainder to vest in semi-annual increments ending on January 31, 2007.

REPORT ON EXECUTIVE COMPENSATION

   Since the beginning of the fiscal year ended January 31, 2005, the compensation of the President, Executive Vice President and all other executive officers of the Company was set by the Compensation Committee of the Board of Directors. In the Company's fiscal year ended January 31, 2005, the Compensation Committee compensated the President and the Executive Vice President on the basis of fixed salaries, supplemented by various perquisites which are included as "salary" in the Summary Compensation Table above and as described below. In general, the cash compensation is considered by the Compensation Committee to be appropriate for those positions, irrespective of the Company's performance. The President and the Executive Vice President, alone or together with spouses and various trusts and partnerships for family members, are principal shareholders of the Company. The cash compensation of those officers has not, therefore, increased materially in years of above-average Company performance and has not decreased materially in years of below-average performance. Beginning in 2002, the President and Executive Vice President became eligible to receive incentive compensation when appropriate.

   The salary, bonus and benefits paid to Mr. Laufgraben has been and will continue to be governed by the terms of his employment agreement with the Company. See "Executive Compensation-Employment Contracts" set forth above in this Proxy Statement. The other executive officers of the Company have been principally compensated through fixed salaries set by the President, as authorized by the Compensation Committee, and, in some cases, grants of options under the Stock Option Plan.

   The foregoing report is submitted by the Compensation Committee of the Board of Directors: Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

   The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2005 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   The Audit Committee has received the written disclosures and the letter from the Company's independent auditors, BDO Seidman, LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit
Committees, and has discussed with the independent auditors the independent auditors' independence.

   The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's systems of internal control, and the overall quality of the Company's financial reporting. Consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, the Audit Committee met with management and the independent auditors prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for filing with the SEC.

   The foregoing report is submitted by the Audit Committee: Barry H. Feinberg, Barry H. Frank and Ivan Inerfeld.

                          TRANSACTIONS WITH MANAGEMENT
                       AND CERTAIN BUSINESS RELATIONSHIPS

   The Company leases its warehouse and office facility (the "Facility") totaling approximately 280,000 square feet pursuant to a 20-year lease dated and effective June 15, 1982, as amended (the "Lease"), from the Blue Grass Partnership ("Lessor"). The partners of the Lessor are Marvin Rounick, Director, President and Chief Executive Officer of the Company, Warren Weiner, Director, Executive Vice President, Secretary and Treasurer of the Company, Jack A. Rounick, Director and Assistant Secretary of the Company, and their respective spouses. Under the terms of the Lease, the Company must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the Facility. On January 3, 1999, the Lease was amended to extend the term to June 14, 2007. During the fiscal year ended January 31, 2005, the Company accrued and paid rent of $550,000 under the Lease.

   The Company believes that the terms of the Lease are fair, reasonable and consistent with the terms that would have been available to the Company if made with unaffiliated parties.

   Pursuant to a severance agreement by and between the Company and Barry Vesotsky signed in April 2004, the Company provided to Mr. Vesotsky: a lump sum of $250,000, less applicable federal, state and local taxes, coverage in the Company's group insurance plans through March 31, 2005 and the lease to his then-current Company vehicle, for which Mr. Vesotsky assumed responsibility for all payments due after March 31, 2004.

   Two adult children of Marvin Rounick, President of the Company, are employed by the Company. Together, these children earned approximately $168,730 in salary during the last fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely on a review of copies of Forms 3, 4 and 5 furnished to the Company under Section 16(a) of the Exchange Act or written representations from persons required to furnish to the Company copies of such Forms 3, 4 and 5 if filed with the SEC, the Company has determined that its directors, officers and more than 10% shareholders filed when due all reports required by
Section 16(a) of the Exchange Act during the fiscal year ended January 31, 2005.

                    RELATIONSHIPS WITH INDEPENDENT AUDITORS

   On July 22, 2004, the Company dismissed Ernst & Young LLP as the Company's independent registered public accounting firm. The decision to change independent registered public accounting firms was not the result of any disagreement with Ernst & Young LLP with respect to any reporting or disclosure requirement applicable to the Company. Ernst & Young LLP's reports on the Company's financial statements for the fiscal years ended January 31, 2004 and January 31, 2003 contained no adverse opinion or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   During the fiscal years ended January 31, 2004 and January 31, 2003, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. During such time, none of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company. The Company provided Ernst & Young LLP with a copy of the foregoing statements.

   On July 22, 2004, the Company engaged BDO Seidman, LLP as its independent auditors for the fiscal year ended January 31, 2005. The decision to change the Company's independent auditors was approved by the Company's Audit Committee. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

   In accordance with the Company's Audit Committee Charter, the Audit Committee is solely responsible for the appointment of the Company's independent auditors. The Audit Committee expects to select the Company's independent auditors at the meeting of the Audit Committee on May 11, 2005.

AUDIT FEES

   Fees for audit services by Ernst & Young LLP totaled approximately $30,373 for the fiscal year ended January 31, 2005 and approximately $127,000 for the fiscal year ended January 31, 2004, including fees associated with the annual audit and reviews of the financial statements included in the Company's quarterly reports on Form 10-Q. Fees for audit services by BDO Seidman, LLP totaled approximately $154,000 for the fiscal year ended January 31, 2005, including fees associated with the annual audit, the audit of the Company's internal controls and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q.

AUDIT-RELATED FEES

   Fees for audit-related services by Ernst & Young LLP totaled approximately $0 for the fiscal year ended January 31, 2005 and approximately $3,500 for the fiscal year ended January 31, 2004. Fees for audit-related services by BDO Seidman, LLP totaled approximately $8,500 for the fiscal year ended January 31, 2005. Audit-related services principally include services provided in relation to accounting consultations and other attest services under professional standards.

TAX FEES

   Fees for tax services by Ernst & Young LLP, including tax compliance, tax advice, and tax planning, totaled approximately $0 for the fiscal year ended January 31, 2005 and $14,050 for the fiscal year ended January 31, 2004. Fees for tax services by BDO Seidman, LLP totaled approximately $0 for the fiscal year ended January 31, 2005.

ALL OTHER FEES

   Fees for all other services by Ernst & Young LLP not included above totaled approximately $0 for the fiscal year ended January 31, 2005 and $1,650 for the fiscal year ended January 31, 2004, which fees related to the performance of advisory services. Such fees for all other services by BDO Seidman, LLP similarly not included above totaled approximately $0 for the fiscal year ended January 31, 2005.

   The Audit Committee negotiates the annual audit fee directly with the Company's independent auditors. The Audit Committee has also established a pre-approval policy whereby Ivan Inerfeld, Chairman of the Audit Committee, has been delegated pre-approval authority for audit and permissible non-audit services to be provided by the Company's independent auditors. This policy requires that Mr. Inerfeld report to the other members of the Audit Committee any decisions made under this authority at the next scheduled meeting of the Committee.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Any proposal of a shareholder intended to be presented at the Annual Meeting of Shareholders in 2006 must be received at the Company's principal executive offices no later than December 26, 2006 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

   A shareholder of the Company may wish to have a proposal presented at the 2006 Annual Meeting, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this proxy statement by March 11, 2006, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                   PROCEDURES FOR NOMINATING OR RECOMMENDING
                     FOR NOMINATION CANDIDATES FOR DIRECTOR

   Any shareholder may submit a nomination for director by following the procedures outlined in Section 2-10 of the Company's By-Laws. In general,
Section 2-10 provides that a shareholder must provide timely written notice to the Chairman of the Board of Directors of the Company not less than 120 days nor more than 150 days prior to the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting. Each such written notice must set forth: (i) the name and address of the shareholder who intends to make the nomination ("Nominating Shareholder");
(ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating

Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a director of the Company if so elected.

   In addition, the Nominating Committee has adopted a policy permitting shareholders to recommend candidates for director under certain circumstances. The Nominating Committee will only consider nominating a director candidate recommended by any shareholder who has been a continuous record owner of at least 1% of the common stock of the Company for at least one year prior to submission of the candidate's name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of shareholders. Notice must be given to the Nominating Committee of shareholder nominees no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement. A candidate recommended by a shareholder shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating Committee's view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

                            HOUSEHOLDING INFORMATION

   In December of 2000, the Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

   This year, the Company and a number of brokers with accountholders who are shareholders of the Company will be "householding" the Company's proxy materials and annual report. As indicated in the notice previously provided by the Company and these brokers to the Company's shareholders, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from the Company or your broker that it or they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement or annual report, please contact the Company at the address or telephone number appearing on the first page of this proxy statement, directing your request to the attention of Corporate Counsel, or notify your broker.

   Shareholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request "householding" of their communications should contact the Company at the address appearing on the first page of this proxy statement, directing the request to the attention of Corporate Counsel, or should contact their broker.

                                   FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 9401 BLUE GRASS ROAD, PHILADELPHIA, PENNSYLVANIA 19114, ATTENTION: CORPORATE COUNSEL.

To Our Shareholders:

         We are pleased to provide you with our 10-K for the fiscal year ended January 31, 2005. We are providing it to you in this format to facilitate our May 11, 2005 annual shareholders' meeting.

         Throughout fiscal 2005, continued improvements in our operating platform allowed us to better leverage our fixed costs and report meaningful gains in net income and earnings per share in each quarter. In addition, enhancements to our product offerings enabled us to better meet the demands of our core consumer. We believe we are well positioned from a merchandise standpoint as we move through fiscal 2006.

         Net sales for the year ended January 31, 2005 increased 1.7% to $303.8 million from $298.6 million for the comparable prior year period. Gross profit, which is net of buying and occupancy costs, was $100.9 million resulting in a gross margin of 33.2% for the year ended January 31, 2005 versus gross profit of $93.1 million and a 31.2% gross margin for the comparable prior year period. Net income was $17.9 million, or $1.30 per diluted share, versus $12.6 million, or $0.92 per diluted share, for the year ended January 31, 2004.

         The Sarbanes-Oxley Act of 2002 (the "Act") imposes many requirements regarding corporate governance and financial reporting. One requirement under section 404 of the Act, which we must comply with for the year ended January 31, 2005, is for management to report on our internal control over financial reporting ("Management's Report") and for our independent registered public accountants to opine on Management's Report (the "Accountant's Report"). In late November 2004, the Securities and Exchange Commission (the "SEC") provided a 45-day extension for the filing of these reports by companies whose public float was below $700 million as of the end of its second fiscal quarter. We meet this criterion and have elected to utilize this 45-day extension. Therefore, the Form 10-K provided with this letter does not include such reports. The reports will be included in an amended Form 10-K expected to be filed in May 2005. During the fiscal year ended January 31, 2005, we spent considerable time and resources analyzing, documenting and testing our system of internal controls. Currently, we are not aware of any material weaknesses in our internal control over financial reporting and related disclosures.

         Once we file our amended Form 10-K with the SEC, we will provide you with a copy along with our annual report, which will include Management's Report and the Accountant's Report.

         While we are happy with our fiscal 2005 accomplishments our focus is firmly set on the opportunities that lie ahead and we are optimistic about our prospects for fiscal 2006. Based on current information, we have established fiscal 2006 sales guidance in the range of $305 million to $315 million and fully diluted earnings guidance of between $1.38 and $1.48 per share. These amounts are based on projected low single-digit comparable store sales increases and on projected net new store growth of between five and 10 stores.

         To our employees, vendors, shareholders and especially our customers, thank you for your continued support.

         MARVIN ROUNICK                  WARREN WEINER
         PRESIDENT                       EXECUTIVE VICE PRESIDENT

                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                           DEB SHOPS, INC.

                                                            May 11, 2005

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.
                     |                                                                                         |
                     |                                                                                         |
                     |                                                                                         |
                     V         Please detach along perforated line and mail in the envelope provided.          V

------------------------------------------------------------------------------------------------------------------------------------
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------

1. Election of Directors:                                             2. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment or
                                                                         postponement thereof.
+---+                            NOMINEES:
|   | FOR ALL NOMINEES           O Barry H. Feinberg                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED
+---+                            O Barry H. Frank                     ABOVE. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED
                                 O Ivan Inerfeld                      FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS
+---+ WITHHOLD AUTHORITY         O Ned J. Kaplin                      NAMED IN ITEM 1.
|   | FOR ALL NOMINEES           O Marvin Rounick
+---+                            O Jack A. Rounick                    PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
                                 O Warren Weiner
+---+ FOR ALL EXCEPT
|   | (See instructions below)
+---+

INSTRUCTION: To withhold authority to vote for any individual
------------ nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold,
             as shown here: | |
---------------------------------------------------------------















--------------------------------------------------------------
To change the address on your account, please check      +---+
the box at right and indicate your new address in the    |   |
address space above. Please note that changes to the     +---+
registered name(s) on the account may not be submitted
via this method.
--------------------------------------------------------------
Signature of Shareholder +-------------------+ Date: +--------+ Signature of Shareholder +-------------------+ Date: +--------+
                         +-------------------+       +--------+                          +-------------------+       +--------+

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF #1












          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 DEB SHOPS, INC.

                  9401 BLUE GRASS ROAD, PHILADELPHIA, PA 19114

     The undersigned hereby appoints Marvin Rounick and Warren Weiner, and each of them, proxies with full power of substitution to vote all the shares of Common Stock of Deb Shops, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 11, 2005, at 10 A.M., local time, and at any adjournment or postponement thereof, upon the following matters set forth in the notice of such meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)





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